UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2016

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
The descriptions of the agreements set forth below in Item 5.02 are incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Restricted Stock Award
On July 14, 2016, Alon USA Energy, Inc. (the “Company”) approved grants of restricted stock to Messrs. Shai Even, Alan Moret, Michael Oster and Kyle McKeen, each an executive officer of the Company, pursuant to the terms of the Company’s Second Amended and Restated 2005 Incentive Compensation Plan (the “Plan”). Pursuant to the terms of the award agreements, Mr. Even was granted 32,192 shares of restricted stock, Messrs. Moret and Oster were each granted 25,753 shares of restricted stock and Mr. McKeen was granted 26,558 shares of restricted stock. The shares of restricted stock described above will all vest on December 31, 2016 provided that each grantee remains in the continuous employ of the Company. These awards are evidenced by agreements in the form adopted by the Company, which form is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Alon USA Energy, Inc. Form of Restricted Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Energy, Inc.
Date:	July 18, 2016	By:	/s/ James Ranspot
James Ranspot
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Alon USA Energy, Inc. Form of Restricted Stock Award Agreement.